Exhibit 4.10

REGISTRATION RIGHTS AGREEMENT

Dated as of August 21, 2003

between

IMPSAT FIBER NETWORKS, INC.

and

HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL

REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of August 21, 2003, between IMPSAT FIBER NETWORKS, INC., a Delaware corporation (the “Company”), and Houlihan Lokey Howard & Zukin Capital, a California corporation (the “Holder”).

RECITALS

     A. Pursuant to a Subscription Agreement between the Company and the Holder dated as of July 18, 2003 (the “Subscription Agreement”), the Holder has acquired 100,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”).

     B. In connection with such purchase of the Shares, the Company has agreed to enter into this Agreement and to grant to the Holder the rights set forth herein.

AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

     1.                Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          “1933 Act” shall mean the Securities Act of 1933, as amended from time to time.

          “1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

          “Common Stock” shall have the meaning set forth in the recitals.

          “Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

          “Holder” shall have the meaning set forth in the preamble.

          “Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof, or any other entity.

          “Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement (including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement), and all other amendments and supplements to such prospectus, in each case, including all material, if any, incorporated by reference therein.

          “Registrable Securities” shall mean (i) the Shares and (ii) any shares of capital stock issued or issuable with respect to any Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, and (iii) any shares of capital stock of any entity issued in respect of the capital stock referenced in the immediately preceding clauses (i) and (ii) as a result of a merger, consolidation, sale of assets, sale or exchange of capital stock or other similar transaction; provided, however, that any securities described in the preceding clauses (i) through (iii) shall not be Registrable Securities (A) when a Registration Statement with respect to such securities shall have been declared effective under the 1933 Act and such securities shall have been disposed of pursuant to such Registration Statement, (B) when such securities have been sold in accordance with Rule 144 (or any successor provision) promulgated under the 1933 Act, (C) when such securities may be resold under Rule 144(k) under the 1933 Act, or (D) when such securities shall have ceased to be outstanding.

          “Registration Expenses” shall mean the following expenses incident to performance of or compliance by the Company with this Agreement: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration, listing and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws; (iii) all expenses of the Company in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Agreement; (iv) the fees and disbursements of the transfer agent, registrar and/or depositary (including the Depository Trust Company) for the Shares; (v) the fees and disbursements of counsel for the Company; and (vi) the fees and disbursements of the independent public accountants of, and any special experts retained by, the Company, but excluding fees and expenses of counsel to the Holder and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by the Holder.

          “Registration Statement” shall mean any registration statement of the Company that covers any of the Registrable Securities filed under the 1933 Act, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          “SEC” shall mean the Securities and Exchange Commission.

          “Shares” shall have the meaning set forth in the recitals.

          “Shelf Registration” shall mean a registration effected pursuant to Section 2(a) hereof.

          “Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2(a) of this Agreement that covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act (or any similar rule that may be adopted by the SEC) and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          “Subscription Agreement” shall have the meaning set forth in the recitals.

          2. Registration Under the 1933 Act.

     (a) On or before 60 days after the date hereof, the Company shall file or shall have filed a Shelf Registration Statement (or an amendment thereto) providing for the sale by the Holder of all of the Registrable Securities and shall use its best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as thereafter practicable but in any event not later than 90 days following such filing. The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective until the Holder shall no longer hold any Registrable Securities or such shorter period that will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company further agrees to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by the Holder with respect to information relating to the Holder, and to use its best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Company agrees to furnish to the Holder copies of any such supplement or amendment promptly after its being used or filed with the SEC.

     (b) The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a). The Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of the Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

     (c) A Shelf Registration Statement pursuant to Section 2(a) hereof shall not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume. The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it takes any action that would result in the Holder not being able temporarily to offer and sell Registrable Securities during that period, unless (i) such action is required by applicable law or is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 3(i) and (j) hereof, as applicable, and (ii) the Company gives written notice thereof to the Holder describing in reasonable detail the reasons for and nature of such action and the period during which the Holder’s ability to offer and sell Registrable Securities is suspended.

     3. Registration Procedures. In connection with the obligations of the Company with respect to the Registration Statement pursuant to Section 2(a) hereof, the Company shall as expeditiously as possible, as applicable:

          (a) prepare and file with the SEC a Registration Statement (or an amendment thereto) (i) on the appropriate form under the 1933 Act, which (x) shall be selected by the Company, (y) shall be available for the sale of the Registrable Securities by the Holder and (z) shall comply as to form in all material respects with the requirements of the applicable form and the rules and regulation of the SEC (including with respect to containing all financial statements required by the SEC to be filed therewith), and (ii) not containing any untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any related Prospectus, in light of the circumstances under which they were made) not misleading; and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (b) prepare and file with the SEC such amendments, post-effective amendments and supplements to each Registration Statement as may be necessary to keep such Registration Statement effective as required under Section 2 and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holder;

          (c) furnish to the Holder, without charge, as many copies of each Prospectus, including each preliminary prospectus and any summary prospectus, and any amendment or supplement thereto and such other documents (including any documents incorporated by reference therein) as the Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company consents to the use of such Prospectus and any amendment or supplement thereto and any such document in accordance with applicable law by the Holder in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

          (d) use its best efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as the Holder shall reasonably request in writing, to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as the Holder requests or until all of such Registrable Securities are sold, whichever is shortest, to cooperate with the Holder and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by the Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to material taxation in any such jurisdiction if it is not so subject; and use its reasonable best efforts to obtain all other approvals, consents, exemptions, or authorizations from such securities regulatory authorities or governmental agencies as may be necessary to enable the Holder to consummate the disposition of such Registrable Securities;

          (e) notify promptly the Holder and, if requested by the Holder, confirm such advice in writing (i) of the filing of any amendment or supplement to a Registration Statement or Prospectus, and with respect to a Registration Statement or any post-effective amendment thereto, when the same has become effective, (ii) of any comments by the SEC with respect to such Registration Statement or any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings by any Person for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vi) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

          (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement (or the lifting of any suspension of the qualification (or exemption from qualification) of any Registrable Securities for sale in any jurisdiction) at the earliest possible moment and provide immediate notice to the Holder of the withdrawal of any such order (or the lifting of any such suspension);

          (g) furnish to the Holder, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (h) cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing any Registrable Securities to be sold by the Holder and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations and registered in such names as the Holder may reasonably request at least one business day prior to the closing of any sale of such Registrable Securities;

          (i) upon the occurrence of any event contemplated by clause (v) of Section 3(e) hereof, use its best efforts promptly (subject to its obligations under Section 3(j)) to prepare and file with the SEC (and deliver to the Holder) a supplement, amendment or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to any purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holder hereby agrees to suspend use of the Prospectus immediately thereafter until the Company has amended or supplemented the Registration Statement or related Prospectus or document to correct such misstatement or omission and delivered to the Holder the Registration Statement, Prospectus or document, as then amended and supplemented;

          (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after the initial filing of a Registration Statement pursuant to Section 2(a), provide copies of such document to the Holder, provide the Holder with an adequate opportunity to review and comment on such Registration Statement;

          (k) use its best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which the Common Stock is then listed;

          (l) if reasonably requested by the Holder, (i) promptly incorporate in a Prospectus supplement or post-effective amendment relating to Registrable Securities such information with respect to the Holder as the Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing;

          (m) take all reasonable actions in order to expedite or facilitate the disposition of the Registrable Securities pursuant to a Shelf Registration Statement, and in such connection, (i) to the extent possible, make such representations and warranties to the Holder with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, and (ii) deliver such documents and certificates as may be reasonably requested by the Holder to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above;

          (n) comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Shelf Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

          (o) use its best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

     The Company may require the Holder to furnish to the Company such information regarding the Holder and the proposed distribution by the Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

     The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) hereof, the Holder shall forthwith discontinue disposition of Registrable Securities pursuant to a Shelf Registration Statement until the Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, the Holder shall deliver to the Company (at the Company’s expense) all copies in its possession, other than permanent file copies then in the Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The Holder further agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in the last sentence of Section 2(c), the Holder shall forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until expiration of the suspension period indicated in such notice. The Company may give notice of any event of the kind described in Section 3(e)(v) and/or in the last sentence of Section 2(c) not more than three times during any 365-day period and any such suspensions may not exceed 30 days for each suspension (or 90 days in the aggregate in any such period).

     The Holder , if it desires to do so, may sell any Registrable Securities it holds in an underwritten offering. In any such underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Company.

     4. Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless the Holder and each Person, if any, who controls the Holder within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act, or is under common control with, or is controlled by, the Holder, from and against all losses, claims, damages, liabilities and expenses (including any legal or other expenses reasonably incurred by the Holder or Person in connection with defending or investigating any such action or claim, as such expenses are incurred) arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which Registrable Securities were registered under the 1933 Act or in any Prospectus, or in any amendment or supplement thereto, including all documents (if any) incorporated therein by reference, or arising out of or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any such Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the foregoing indemnity shall not inure to the benefit of any of the foregoing parties to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made (x) in any Prospectus delivered by any such party (1) if, prior to such delivery by such party, the Company shall have complied with its obligations under Section 3(c), (e) and (i) of this Agreement, to provide such party with prompt notification of such untrue statement or omission and to furnish to such party copies of an amended or supplemented Prospectus, and (2) if delivered by such party (after receipt thereof from the Company) within the time (if any) required by the 1933 Act, such amended or supplemented Prospectus would have cured such untrue statement or omission contained in the Prospectus delivered by such party or (y) in any such Registration Statement or Prospectus (or amendment or supplement) in reliance upon and in conformity with written information relating to any such party furnished to the Company by such party expressly for use therein. This indemnity shall be in addition to any liability the Company may otherwise have.

          (b) The Holder agrees to indemnify and hold harmless the Company and the Company’s directors, officers who sign the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Holder, but only with reference to information relating to the Holder furnished to the Company in writing by the Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the “indemnified party”) shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided, however, that the failure to notify the indemnifying party shall not relieve the indemnifying party of any liability that it may have to the indemnified party hereunder (except to the extent that the indemnifying party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party fails to assume the defense of such action reasonably promptly with counsel reasonably satisfactory to the indemnified party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Holder and all Persons, if any, who control the Holder within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act, and (B) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each Person, if any, who controls the Company within the meaning of such Sections, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Holder and such Persons who control the Holder, such firm shall be designated in writing by the Holder. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment adverse to the indemnified party, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 4(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (which shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) Notwithstanding any other provision of this Section 4, the Holder shall not be required to indemnify or contribute with respect to any sale of any of Registrable Securities any amount in excess of the total amount received by the Holder from the sale of such Registrable Securities. The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     The indemnity and contribution provisions contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Holder or any Person controlling the Holder, or by or on behalf of the Company, its officers or directors or any Person controlling the Company, and (iii) any sale of Registrable Securities pursuant to Section 2.

     5. Rule 144. The Company covenants that so long as any Registrable Securities remain outstanding it shall (a) file any reports required to be filed by it under the 1934 Act and (b) take such further action as the Holder may reasonably request (including providing any information necessary to comply with Rule 144 under the 1933 Act), all to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such rule may be amended from time to time, or Regulation S under the 1933 Act or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of the Holder, deliver to the Holder a written statement as to whether it has complied with such requirements. The Company shall not, after the date hereof, grant any registration rights which conflict with or impair, or have any priority over, the registration rights granted herein.

     6. Miscellaneous.

          (a) No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement shall not enter into, any agreement that is inconsistent with the rights granted to the Holder in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Holder.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to the Holder, at the most current address given by the Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Holder, the address set forth in the Subscription Agreement, and (ii) if to the Company, initially at the Company’s address set forth in the Subscription Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the second succeeding business day if timely delivered to an air courier guaranteeing overnight delivery.

          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties.

          (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. In this Agreement, the words “include”, “includes”, and “including” shall be deemed to be followed by the phrase “without limitation” and the words “herein”, “hereof”, and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof unless the context otherwise requires.

          (g) GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement or the affairs of the Company. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (h) Remedies. Without limiting the remedies available to the Holder, the Company acknowledges that any failure by the Company to comply with its obligations under this Agreement may result in material irreparable injury to the Holder for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Holder shall be entitled to injunctive relief or the enforcement of other equitable remedies, without bond or other security, to compel performance and to prevent breaches of this Agreement by the Company and specifically to enforce the terms and provisions hereof (including Section 2), in addition to any other remedy to which it may be entitled, at law or in equity.

          (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

[remainder of page blank; signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

IMPSAT FIBER NETWORKS, INC.

By: Name: Héctor Alonso Title: Executive Vice President and Chief Financial Officer

HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL

By: Name: Title:

12